Exhibit 10.482

FIRST AMENDMENT TO REAL ESTATE AGREEMENT

Phenix Crossing, Phenix City, Alabama

THIS AGREEMENT is made as of this 20th day of December, 2004, between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (referred to herein as “Buyer”), and REGENCY REALTY GROUP, INC., a Florida corporation (referred to herein as “Seller”).

RECITALS

A.                                   The parties heretofore executed that certain Real Estate Sale Agreement with an Effective Date of November 15, 2004 (the “Agreement”), for the purchase and sale of property located in Lee County, Alabama, as more particularly described in the Agreement (the “Property”).

B.                                     Buyer and Seller wish to further amend certain terms of the Agreement as set forth herein.

C.                                     Except as otherwise expressly provided for herein, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein, and other good and valuable consideration, including the sum of Ten Dollars ($10.00) paid by each party to the other, the receipt of which is hereby acknowledged, the parties promise and agree to amend the Agreement as follows:

1.                                       The Buyer hereby acknowledges that the Buyer has completed its due diligence review of the Property, subject only to the title and survey matters set forth in the December 20, 2004 letter from Charles J. Benvenuto, P.C. delivered to Seller. Therefore, the Agreement is modified to provide that upon the expiration of the Inspection Period, the Earnest Money Deposit (as increased pursuant to the terms of the Agreement) shall be non-refundable, other than in the event the title and survey matters are not resolved to the satisfaction of Buyer (not to be unreasonably withheld), in which event the Buyer shall have the right to terminate the Agreement and receive a return of the Earnest Money Deposit.

2.                                       At Closing, the Buyer shall receive a credit against the Purchase Price in the aggregate amount of $18,000.00, which shall consist of (i) $15,500.00 credit for recovery from slippage in the NOI for the Property, and (ii) $2,500.00 for deferred maintenance on the Property.

3.                                       Section 3.3 of the Agreement is modified to provide that the Closing shall take place at the offices of Escrow Agent on December 28, 2004.

4.                                       The remaining terms and conditions of the Agreement remain in full force and effect.

5.                                       This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Amendment.

6.                                       The parties hereby agree that an executed facsimile copy of this Amendment may be transmitted to either party and be deemed an original for purposes hereof.

7.                                       As modified herein, all terms and conditions in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

“SELLER”

REGENCY REALTY GROUP, INC., a
Florida corporation

By:	/s/ John R. Ibach
Name:	John R. Ibach
Title:	Attorney for and on behalf of Seller

	Date:	12/20, 2004

“BUYER”

INLAND REAL ESTATE ACQUISITIONS,
INC., an Illinois corporation

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	[ILLEGIBLE]

Date:	12/20, 2004

2

REAL ESTATE SALE AGREEMENT

(Existing Shopping Center)

THIS AGREEMENT is made as of the 15th day of November, 2004, between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, and its permitted nominee (referred to herein as “Buyer”), and REGENCY REALTY GROUP, INC., a Florida corporation (referred to herein as “Seller”).

Background

Buyer wishes to purchase the following shopping center in Alabama, but specifically excluding the outparcels being retained by Seller, identified as:

Center	City	County
Phenix Crossing	Phenix City	Russell

Seller wishes to sell the said shopping center to Buyer;

In consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell to Buyer and Buyer agrees to purchase the said shopping center, subject to the following terms and conditions:

1. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1                                 Agreement means this Real Estate Sale Agreement, which shall supercede all prior agreements and understandings between Buyer and Seller concerning the sale and purchase of the Shopping Center.

1.2                                 Broker means Staubach Retail Services Southeast, L.L.C., a licensed real estate broker, whose address is 3400 Peachtree Road, N.E., Suite 1100, Atlanta, Georgia 30326, the responsible broker being Thomas Statham.

1.3                                 Buyer means Inland Real Estate Acquisitions, Inc., and its permitted nominee.

1.4                                 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Shopping Center to Buyer.

1.5                                 Closing Date means the date on which the Closing occurs.

1.6                                 Contracts means all service contracts and similar agreements concerning the furnishing of goods and services to Seller with respect to the Shopping Center.

1.7                                 Earnest Money Deposit means the deposits delivered by Buyer to Escrow Agent under Section 2.2 of this Agreement.

1.8                                 Effective Date means the next business day following the date upon which the fully executed Agreement has been executed by the Escrow Agent.

1.9                                 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b)

the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976,15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

1.10                           Escrow Agent means the firm identified as the Escrow Agent in Section 10.2 of this Agreement.

1.11                           Hazardous Material means petroleum, petroleum products, drycleaning solvents and other hazardous or toxic substances as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

1.12                           Improvements means all buildings, structures or other improvements owned by Seller, (but not those, if any, owned by tenants) situated on the real property on which the Shopping Center is located, if any.

1.13                           Inspection Period means the period of time which begins on the Effective Date and ends on the thirty fifth (35th) day after the Effective Date.

1.14                           Leases means all leases and other occupancy agreements permitting persons to lease or occupy any portion of the Shopping Center.

1.15                           Major Tenants with respect to the Shopping Center, are those identified as such on Exhibit 1.15 attached hereto.

1.16                           Materials means all plans, drawings, specifications, soil test reports, environmental assessments and similar documents concerning the Shopping Center which are in Seller’s possession.

1.17                           Permitted Exceptions means only the following interests, liens and encumbrances:

(a)                                  Liens for ad valorem taxes not payable on or before Closing;

(b)                                 The exceptions noted with respect to the Shopping Center in the Existing Title Policy and on the Existing Survey, it being understood, however, that Buyer shall have the Inspection Period within which to determine whether any such item will materially and adversely affect Buyer’s contemplated use of the Property.

(c)                                  The Leases;

(d)                                 A standard form of Declaration of Restrictions, Covenants, and Conditions and Grant of Easements required by Publix, the final form of which shall be negotiated in good faith between the Buyer and Seller during the Inspection Period, to govern the Property and the adjacent Outparcels; and

(e)                                  Covenants, restrictions, easements and other matters of record, it being understood, however, that Buyer shall have the Inspection Period within which to determine whether any such item will materially and adversely affect Buyer’s contemplated use of the Property.

1.18                           Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems owned by Seller, located in or on the Improvements, (b) the Materials, (c) other tangible personal property used in connection with the ownership or operation of the Improvements, provided the same are now owned or are acquired by Seller, prior to the Closing, and (d) all trade names, franchises, licenses, permits, easements, development rights and approvals, deposits, credits, petroleum and mineral interests and royalties, air and water rights, construction and product warranties, the Leases (including all security deposits and guarantees given with respect thereto), Contracts and Materials, and all other intangibles owned by or for the benefit of Seller in connection with the Shopping Center, including the rights of Seller in and to the name of the Shopping Center: “Phenix Crossing.” The previous provisions to the contrary notwithstanding, the term Personal Property shall specifically exclude all entrance, exit and leasing signs referencing “Regency”, “Regency Centers” or affiliated entities.

1.19                           Property means collectively the Real Property, the Improvements and the Personal Property, constituting the Shopping Center. It is sometimes used with the same meaning as “Shopping Center” when the context so requires.

1.20                           Purchase Price means the consideration agreed to be paid by Buyer for the purchase of the Shopping Center as set forth in Section 2.1 (subject to prorations and adjustments as provided herein).

1.21                           REA Estoppel Letter. REA estoppel certificate, in the form attached hereto as Exhibit 1.21, or such other form reasonably approved by Buyer, from each party to any declaration, reciprocal easement agreement, or like agreement benefiting and/or burdening the Shopping Center.

1.22                           Real Property means the lands and easements more particularly described in the Existing Title Policy with respect to the Shopping Center, but specifically excluding the outparcels, which are being retained by the Seller. The Existing Title Policy for the Shopping Center has been or will be delivered to Buyer.

1.23                           Rent Roll means the Leases enumerated with respect to the Shopping Center, as listed on Exhibit 1.23 of this Agreement, identifying with particularity the space leased by each tenant, the square footage and applicable rent, common area maintenance, tax and other reimbursements, and similar information concerning each of the Leases, together with a separate certificate setting forth security deposits held.

1.24                           Seller means Regency Realty Group, Inc., a Florida corporation.

1.25                           Seller Financial Statements means the statements of income and expense prepared by Seller for the Shopping Center, as, of and three (3) calendar years next preceding the date of this Agreement and all monthly and quarterly reports of income and expense prepared by Seller for the Shopping Center for any such period beginning after the latest of such calendar years, and ending prior to Closing.

1.26                           Shopping Center means the shopping center identified on the initial page hereof.

1.27                           Survey means a map of a staked survey of the Real Property and Improvements constituting the Shopping Center prepared by the surveyor who prepared the Existing Survey for the Shopping Center, such Survey to comply with the ALTA/ACSM Survey Requirements 1999 for ALTA/ACSM land title surveys jointly established and adopted in 1999, by the American Land Title Association, American Congress on Surveying and Mapping, and the National Society of Professional Engineers, including optional items 1, 2, 3, 4, 6, 7(a, b, and c), 8, 9, 10 and 11 of Table “A” thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey). The surveyor shall prepare and deliver to Buyer elevation certificates for each building located within the Shopping Center that is located within a flood zone. The Survey shall be certified to Buyer, Seller, and the Title Company. The existing survey for the Shopping Center has been or will be delivered to Buyer and is identified on Exhibit 1.27 attached hereto (“Existing Survey”).

1.28                           Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant’s Lease, in substantially the same form as Exhibit 1.28 of this Agreement, or in the case of national or regional “credit” tenants, the form customarily used by such tenant. In any case, the form of Tenant Estoppel Letter which the particular tenant is obligated to give under its lease shall be deemed acceptable, notwithstanding any other requirement of this Agreement.

1.29                           Title Company means Chicago Title Insurance Company.

1.30                           Title Defect means any exception in a Title Insurance Commitment or any matter disclosed by a new Survey to which Buyer objects, other than a Permitted Exception (recognizing that Buyer has the right to approve of any title exception and the Survey in accordance with the terms hereof).

1.31                           Title Insurance means an Alabama promulgated form of owners policy of title insurance in the amount of the Purchase Price insuring marketable fee simple title to the Shopping Center in Buyer, subject only to the Permitted Exceptions (as approved by Buyer), issued by the Title Company. Should Buyer or Buyer’s lender require special endorsements to any policy, the cost of such endorsement(s) shall be borne by Buyer. Buyer has received or will receive an existing title insurance policy for the Shopping Center, which is identified on Exhibit 1.31 attached hereto (“Existing Title Policy”).

1.32                           Title Insurance Commitment means a preliminary title report whereby the Title Company agrees to issue the Title Insurance to Buyer, together with copies of all instruments which are exceptions noted therein or conditions to be satisfied.

2. PURCHASE PRICE AND PAYMENT

2.1                                 Purchase Price; Payment.  The total Purchase Price for the Property (subject to adjustment as provided herein) shall be $10,064,802.00. The Purchase Price shall be payable in cash, before 2:00 P.M. (Charlotte, NC time) on the date of Closing.

2.2                                 Earnest Money Deposit.  An initial earnest money deposit in the amount of $100,000.00 shall be deposited with Escrow Agent by Buyer within two (2) business days after the Effective Date. This Agreement may be terminated by Seller by notice to Buyer if the said deposit is not delivered to Escrow Agent by such deadline(s). All deposits made as earnest money, shall be deemed included within the meaning of the term Earnest Money Deposit for all purposes. The Earnest Money Deposit shall be held as specifically provided in this Agreement and, at Buyer’s option, shall either be applied to the Purchase Price at Closing, or released to Buyer upon Closing (with the full Purchase Price having been paid).

2.3                                 Tax Prorations. Ad valorem taxes and assessments shall be prorated at Closing as of midnight of the day preceding the Closing Date, based upon the highest discounted rate for ad valorem taxes for the year of Closing. If the amount of the taxes for the year of closing are not available on the Closing Date, such taxes will be prorated based upon the highest discounted rate for the immediately preceding calendar year. If applicable, Seller or Buyer shall pay the Closing year taxes on the date necessary to obtain the highest discounted rate available. If necessary, on or before March 31 of the year following Closing, Seller shall provide to Buyer a final tenant reconciliation for the year of closing and a final proration between Seller and Buyer shall then be made with the prorations as of midnight of the day preceding Closing, after receipt and application of all tenant reimbursements, giving credit to Seller and Buyer based on amounts actually received from the tenants, and the actual taxes paid by Buyer.

2.4                                 Other Prorations. If the Closing occurs during a month when one or more tenants have not yet paid rent, the rent shall be prorated by giving Buyer a credit at Closing for a prorated amount for the period between the Closing Date and the last day of the month in which Closing occurs. Other matters of income and expense, if any, and other items customarily prorated in transactions of this kind shall be prorated as of midnight of the day preceding the Closing Date.

2.5                                 Further Adjustments to the Purchase Price.  The Purchase Price shall be further adjusted as of midnight of the day preceding the Closing Date by subtracting the amount of security deposits, prepaid rents from and credit balances of tenants under the Leases. Any rents, percentage rents or tenant reimbursements payable by tenants after the Closing Date but applicable to periods prior to the Closing Date shall be remitted to Seller by Buyer within thirty (30) days after receipt, except that Major Tenant (as described on Exhibit 1.15) reimbursements due for ad valorem property taxes which are paid by any Major Tenant on an annual basis shall be prorated as of the Closing Date, giving credit to Seller for the prorated amount of the projected amount to be paid for the same for the period from January 1 of the year of Closing and Closing Date. Buyer shall undertake to collect delinquencies in the ordinary course of its business, but shall have no obligation to institute any litigation. Seller may separately institute litigation for sums due it from tenants, but shall not attempt to evict any tenant. Should Buyer collect any delinquent rents or other sums which cover periods prior to the Closing Date and for which Seller received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt. Buyer will not interfere in Seller’s efforts to collect sums due it prior to the Closing. Seller will remit to Buyer within thirty (30) days after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring on or after the Closing Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Closing Date periods, and then to pre-Closing Date periods.

2.6                                 Closing Costs.

(a)                                  Seller shall pay:

(1)                                  The costs, if any, of satisfying any liens, curing title defects (including, if Seller elects to cure the defect or is required to cure in accordance with Section 7 of this Agreement, the cost and expense of title policy endorsements required to accomplish same, if any) and recording any curative title documents;

(2)                                  A credit against the Purchase Price in the amount of $94,160.00, which represents market rent and reimbursements for a twelve (12) month period, tenant improvement costs and leasing commissions for the vacant suites 8 and 11 within the Shopping Center;

(3)                                  The brokerage commission payable to Broker incurred in connection with the sale of the Shopping Center to Buyer, if and when this transaction closes, in accordance with a separate written agreement between Broker and Seller; and

(4)                                  Seller’s attorneys’ fees relating to the sale of the Property.

(b)                                 Buyer shall pay:

(1)                                  The costs of Buyer’s due diligence investigations;

(2)                                  The costs of the Phase I environmental site assessment to be obtained by Buyer, if any;

(3)                                  Transfer taxes imposed upon the transactions contemplated hereby;

(4)                                  The costs of Title Insurance;

(5)                                  The costs of the new Survey;

(6)                                  The costs, fees and taxes attributable to Buyer’s financing, if any;

(7)                                  The costs of recording the closing documents to be recorded; and

(8)                                  Buyer’s attorneys’ fees.

3. INSPECTION PERIOD AND CLOSING

3.1                                 Inspection Period.  Buyer shall have the Inspection Period within which to physically inspect the Property and conduct its due diligence related thereto, and Seller agrees to provide Buyer with the documentation described upon the Due Diligence Checklist attached hereto as Exhibit 3.1, and made a part hereof. Buyer and Buyer’s officers, employees, consultants, attorneys and other authorized representatives shall have the right to reasonable access to the Property and to all records of Seller related thereto (including without limitation title information, property leasing files, surveys, environmental assessment reports and other information concerning the condition of the Property), at reasonable times during the Inspection Period, for the purpose of inspecting the Property, conducting a Phase I Environmental Site Assessment in accordance with ASTM standards only, reviewing the books and records of Seller concerning the Property, evaluating the leasing and physical condition of the Property, conducting tenant interviews and otherwise conducting its due diligence review, provided however that Buyer shall not be permitted to obtain soil, or groundwater samples from the Property for the purpose of conducting laboratory analysis on such samples. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any third party, governmental or quasi-governmental authorities or organizations. Buyer hereby expressly agrees that unless requested by Seller in writing to disclose such results, Buyer shall maintain the confidentiality of its Phase I report and any other environmental investigation or due diligence and specifically, shall not disclose such information to Seller, any third party or any governmental entity unless required to do so by law. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury and mechanics liens caused by or arising from Buyer and its agents and contractors in the conduct of such inspections and investigations. Prior to any entry upon any Property by Buyer or any officer, employee, agent, consultant or contractor of Buyer, Buyer shall provide Seller with an insurance certificate reflecting liability insurance coverage of not less than $1,000,000 and naming Seller as an additional insured and to restore the Property to the condition that existed prior to such inspections or investigations. Buyer’s indemnity and insurance obligations shall survive the Closing or early termination hereof. Seller shall cooperate with and assist Buyer in making such inspections, interviews and reviews. Buyer agrees that it will not interview, converse or communicate with any tenant without affording Seller reasonable notice and an opportunity to be present and furnishing Seller a copy of each and every written communication to or from a tenant promptly upon giving or receiving same.

3.2                                 Buyer’s Termination Right.  Within the Inspection Period, Buyer may elect (for any reason, or for no reason) whether or not to go forward with this Agreement to Closing, which election shall be made by notice to Seller and Escrow Agent given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination such as Buyer’s indemnity and insurance obligations in Section 3.1, shall terminate, whereupon Escrow Agent shall promptly return to Buyer the Earnest Money Deposit. Buyer shall return to Seller the materials and information furnished to Buyer by Seller, at no cost to Seller, after the Buyer’s receipt of the Earnest Money Deposit. After the conclusion of the Inspection Period the Earnest Money Deposit shall not be refundable except upon terms otherwise expressly set forth herein.

3.3                                 Time and Place of Closing. The Closing shall take place at the offices of Escrow Agent on the tenth (10th) day after the end of the Inspection Period. By providing Buyer with written notice, no later than three (3) business days prior to Closing, Seller shall have the right to extend the date of Closing by thirty (30) days if Seller has not obtained all required Tenant Estoppel Letters. At any time during such thirty (30) day extension period, Seller may provide Buyer with written notice that all Tenant Estoppel Letters have been obtained, and the Closing shall be set at a time mutually agreeable to Buyer and Seller within the next five (5) business days following such written notice.

4. WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

Seller, in its capacity as owner of the Shopping Center, warrants and represents, as of the Effective Date and to the best knowledge of Seller and, where indicated, covenants and agrees, as follows:

4.1                                 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization. Seller is authorized to transact business in the state in which the Shopping Center is located. Seller has full power and authority to enter into and perform this Agreement in accordance with its terms.

4.2                                 Title. Seller is the owner in fee simple of the Shopping Center.

4.3                                 Litigation. There is no litigation or proceeding pending, or to the best of Seller’s knowledge, threatened against Seller relating to the Shopping Center, except as set forth on Exhibit 4.3 attached hereto.

4.4                                 Leases. There are no Leases affecting the Shopping Center other than those listed on the Rent Roll. The copies of the Leases, which will be made available to Buyer during the course of the Inspection Period, will be, to the best knowledge of Seller, true, correct and complete copies thereof. Between the end of the Inspection Period and the Closing Date, Seller will not terminate or modify any of the Leases, enter into any new Leases or grant additional renewal rights to any tenant, without the consent of Buyer. During the Inspection Period Seller will advise Buyer of the terms of any proposed new Lease or material modification of any existing Lease, or of any termination. No rent or reimbursement has been paid more than one (1) month in advance. No security deposit has been paid, except as stated on a separate certified report from Seller. No tenants under the Leases are entitled to interest on any security deposits.

4.5                                 Financial Statements.  Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the results of operations for the Shopping Center as of and for the periods to which they relate.

4.6                                 Contracts.  Except as stated on Exhibit 4.6 attached hereto, which is a list of all service contracts in force and effect as of the date hereof, there are no Contracts affecting the Shopping Center, which extend beyond the Closing Date and which, if terminated in accordance with their terms, would bind Buyer or encumber the Shopping Center more than thirty (30) days after such termination. All Contracts are in full force and effect, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract. The copies of the Contracts to be delivered to Buyer will be true, correct and complete copies thereof. Seller will fulfill its obligations under all Contracts, and agrees that between the end of the Inspection Period and the Closing will not terminate or modify any Contracts or enter into any new Contract without the consent of Buyer

(not to be unreasonably withheld) except such obligations as are freely terminable without penalty upon not more than thirty (30) days’ written notice.

4.7                                 Maintenance and Operation of Shopping Center.  From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Shopping Center substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer’s prior written consent, not to be unreasonably withheld. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property, without replacing the same with a replacement of the same general quality and/or type. Seller covenants to maintain such casualty and liability insurance on the Property as is presently being maintained.

4.8                                 Permits and Zoning; Compliance with Law. To the best knowledge of Seller, the Shopping Center is properly zoned for its present use without variance or grandfathering as a nonconforming use.

4.9                                 Rent Roll; Tenant Estoppel Letters.  The Rent Roll is true and correct in all material respects. After the Inspection Period ends without termination by Buyer, Seller shall use commercially reasonable efforts to obtain current Tenant Estoppel Letters from all Tenants under the Leases.

4.10                           Condemnation.  To the best knowledge of Seller, neither the whole nor any portion of the Shopping Center, including access thereto, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending or formally threatened any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any other knowledge that any such proceeding is contemplated.

4.11                           Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with or breach any provision of the organizational documents of Seller; (b) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture or deed of trust to which Seller is a party; or (c) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller.

4.12                           Environmental Matters.  Except for uses permitted by applicable law, to the best of Seller’s knowledge Seller has used no Hazardous Material at the Shopping Center, nor has Seller knowingly permitted any other person to do so, except as reflected by the environmental assessment reports that have been previously been delivered to Buyer as part of Buyer’s due diligence as listed on Exhibit 4.12 attached hereto or as otherwise set forth on Exhibit 4.12 attached hereto.

4.13                           REA Estoppel Letters.  After the Inspection Period ends without termination by Buyer, Seller shall use commercially reasonable efforts to obtain current REA Estoppel Letters from all REA parties under any declaration or reciprocal easement agreement. Failure to obtain such REA Estoppel Letters shall not be a default under this Agreement or a condition to Buyer’s obligation to close.

4.14                           Foreign Investment and Real Property Tax Act.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, or under any comparable state statutes which are applicable to this transaction. At Closing Seller will execute and deliver to Buyer an affidavit regarding such matters.

4.15                           Seller’s Knowledge.  When used herein, the term “to the best of Seller’s knowledge” or “to the best of knowledge of Seller” shall mean only the actual, current, conscious knowledge, without inquiry (not constructive or implied knowledge) of Seller’s Representative, Barry Argalas.

5. WARRANTIES AND REPRESENTATIONS OF BUYER

5.1                                 Buyer hereby warrants and represents that Buyer is an entity which is duly organized, validly existing and in good standing under the laws of the state of its organization. Buyer will, prior to Closing, be authorized to transact business in the state in which the Shopping Center is located. Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms.

5.2                                 Disclaimer.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE SPECIAL WARRANTY DEED TO BE DELIVERED IN ACCORDANCE WITH THIS AGREEMENT), COVENANTS OR AGREEMENTS OF ANY KIND OR CHARACTER REGARDING ANY ASPECT OF THE SHOPPING CENTER, INCLUDING, WITHOUT LIMITATION: (A) THE VALUE,  NATURE,  QUALITY OR PHYSICAL CONDITION THEREOF, (B) THE INCOME TO BE DERIVED THEREFROM, (C) THE SUITABILITY OF THE SHOPPING CENTER FOR ANY ACTIVITY OR USE WHICH BUYER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF THE SHOPPING CENTER OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SHOPPING CENTER, (F) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE SHOPPING CENTER, OR (G) COMPLIANCE OF THE SHOPPING CENTER WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE THEREIN, THEREON OR THEREUNDER OF HAZARDOUS MATERIALS. ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT REGARDING THE SHOPPING CENTER OR THE TRANSACTIONS CONTEMPLATED HEREIN. BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE SHOPPING CENTER, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, OTHER THAN INFORMATION EXPRESSLY REQUIRED TO BE PROVIDED BY SELLER HEREUNDER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SALE PROVIDED FOR HEREIN ARE MADE ON AN “AS-IS, WHERE-IS” BASIS WITH ALL FAULTS. THE PROVISIONS OF THIS

SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT. FURTHERMORE, EXCEPT FOR ANY CLAIM THE BUYER MAY HAVE AS A RESULT OF THE BREACH BY THE SELLER OF ANY EXPRESS REPRESENTATION OR WARRANTY OF SELLER SET FORTH HEREIN, BUYER DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER, ITS DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, LEGAL REPRESENTATIVES, AGENTS AND ASSIGNS, FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS AND DEMANDS FOR, UPON OR BY REASON OF ANY DAMAGE, LOSS OR INJURY WHICH HERETOFORE HAVE BEEN OR WHICH HEREAFTER MAY BE SUSTAINED BY BUYER RESULTING FROM OR ARISING OUT OF THE PRESENCE OF ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONTAMINATION ON OR IN THE VICINITY OF THE PROPERTY, INCLUDING THE SOIL AND/OR GROUNDWATER (HEREINAFTER REFERRED TO AS THE “CLAIMS”). THIS RELEASE APPLIES TO ALL SUCH CLAIMS WHETHER THE ACTIONS CAUSING THE PRESENCE OF HAZARDOUS MATERIALS ON OR IN THE VICINITY OF THE PROPERTY OCCURRED BEFORE OR AFTER THE CLOSING. THIS RELEASE EXTENDS AND APPLIES TO, AND ALSO COVERS AND INCLUDES, ALL STATUTORY OR COMMON LAW CLAIMS THE BUYER MAY HAVE AGAINST THE SELLER. THE PROVISIONS OF ANY STATE, FEDERAL, OR LOCAL LAW OR STATUTE PROVIDING IN SUBSTANCE THAT RELEASES SHALL NOT EXTEND TO CLAIMS, DEMANDS, INJURIES OR DAMAGES WHICH ARE UNKNOWN OR UNSUSPECTED TO EXIST AT THE TIME, TO THE PERSON EXECUTING SUCH RELEASE, ARE HEREBY EXPRESSLY WAIVED.

5.3                                 USA Patriot Act.

(a)                                  (a)                                  None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881  (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “US Patriot Act”).

(b)                                 (b)                                 Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designed and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

6. POSSESSION; RISK OF LOSS

6.1                                 Possession. Possession of the Shopping Center will be transferred to Buyer at the conclusion of the Closing, subject to the Permitted Exceptions.

6.2                                 Risk of Loss.  All risk of loss to the Shopping Center shall remain upon Seller until the conclusion of the Closing. If, before Closing, any material and substantial portion (defined as damage in excess of $250,000) of the Shopping Center is damaged by fire or other casualty, or if any material and substantial portion of the Shopping Center is taken or formally threatened by eminent domain (defined as affecting any Shopping Center building, and/or any Shopping Center parking, if the same results in a noncompliance with zoning or impacts 10% or more of the total parking, and/or adversely impacts any access drive serving the Shopping Center), and/or violates the terms and conditions of any lease regarding minimum number of parking spaces or parking ratios, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

(a)                                  terminate this Agreement upon notice to Seller and Escrow Agent given within ten (10) business days after such notice from Seller; or

(b)                                 proceed with the purchase of the Shopping Center, in which event Seller shall assign to Buyer all Seller’s right, title and interest in all amounts due or collected by Seller under any insurance policies (together with Seller’s payment to Buyer of any deductible thereunder) or as condemnation awards.

7. TITLE MATTERS

Seller has delivered or will deliver to Buyer promptly after the Effective Date hereof copies of the Existing Title Policy and Existing Survey, and within ten days of the Effective Date, Seller shall use diligent efforts to deliver to Buyer’s counsel new Title Insurance Commitment. Within five (5) days of receipt of the new title commitment, Buyer shall order a new Survey. Buyer will have ten (10) business days after its receipt of both the new Title Insurance Commitment and the new Survey, but no longer than the Inspection Period, within which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey which are not acceptable to Buyer. Any matter disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or by the Survey which is not timely specified in Buyer’s written notice to Seller, shall be deemed a Permitted Exception. Seller shall use reasonable efforts to cure all objections to title or survey made by Buyer (“Title Objections”) by Closing, but shall not be obligated to cure any Title Objections, other than (i) those which are in the nature of a mortgage lien voluntarily imposed by Seller; (ii) a mechanic’s or construction lien; or (iii) other claim which can be cured by the payment of money, provided the amount of money to be paid to effect the cure does not exceed $5,000.00 and in no event shall Seller be obligated to institute any litigation to cure any Title Objections. If Seller elects not to cure a Title Objection, Seller shall notify Buyer in writing of such election. If any Title Objection is not cured by Closing, Buyer may (i) refuse to purchase the Shopping Center and terminate this Agreement and immediately receive a return of the Earnest Money Deposit; or (ii) waive such objection(s) and close the purchase of the Shopping Center, subject to the Title Objection(s), and without reduction of the Purchase Price.

8. CLOSING DELIVERIES

8.1                                 Seller Deliveries. At Closing Seller shall deliver:

(a)                                  A special warranty deed in proper form for recording, duly executed, witnessed and acknowledged, so as to convey to Buyer the fee simple title to the Shopping Center, subject only to the Permitted Exceptions;

(b)                                 Originals, if available, or if not, true copies of the Leases and Contracts;

(c)                                  Assignments to Buyer of all Leases and all Contracts, containing an indemnity against breach of such instruments by Seller prior to the Closing Date and including all security deposits and other sums from tenants held by or for Seller with respect to the Leases, and containing a reciprocal indemnity from Buyer against breach of such instruments and claims made by tenants and others which arise from and after the Closing Date;

(d)                                 A quitclaim bill of sale or assignment of all Personal Property and Materials;

(e)                                  An updated Rent Roll certified by Seller;

(f)                                    Tenant Estoppel Letters obtained by Seller, if not already delivered to Buyer, which must include those from all Major Tenants and seventy five percent (75.0%) by number of the other tenants who have signed leases for any portion of the Shopping Center, together with Seller’s estoppel (in the form required for the respective tenants) for each tenant not delivering an estoppel (i.e., to achieve 100% estoppel delivery to Buyer). If Seller delivers a Seller’s Estoppel Letter for any tenant and within ninety (90) days thereafter delivers a Tenant Estoppel Letter from such tenant in form required herein and containing the same provisions as are included in the Seller’s Estoppel, Seller will be released from any and all liabilities and obligations thereafter accruing under such Seller’s Estoppel Letter;

(g)                                 An owner’s affidavit, non-foreign affidavit, non-tax withholding certificate and such other documents as may reasonably be required by the Title Company in order to effectuate the provisions of this Agreement and the consummation of the transactions contemplated herein;

(h)                                 Resolutions or affidavits of Seller authorizing the transaction described herein;

(i)                                     An executed audit representation letter in the form attached hereto as Exhibit 8.l(i), and made a part hereof;

(j)                                     Letters to tenants signed by Seller, in the form attached hereto as Exhibit 8.1(j), and made a part hereof, notifying the tenants of the acquisition of the Shopping Center by Buyer and directing the tenants to pay all rents and other sums to Buyer from and after the Closing Date;

(k)                                  An updated certificate, as of closing, certifying that the representations and warranties contained in Article 4 of this agreement remain true and correct in all material respects; and

(1)                                  Such other documents as the Title Company may reasonably request to effect the transaction contemplated by this Agreement.

8.2                                 Buyer Deliveries. At Closing Buyer shall deliver:

(a)                                  Subject to the terms of subparagraph 2.2 hereof, a direction to Escrow Agent to disburse the Earnest Money Deposit to Seller;

(b)                                 The balance of the Purchase Price;

(c)                                  The reciprocal indemnity described in Subsection 8.l(c) above;

(d)                                 Resolutions or affidavits of Buyer authorizing the transactions described herein; and

(e)                                  Such other documents as the Title Company may reasonably request to effect the transactions contemplated by this Agreement.

8.3                                 Reasonable Efforts. Each of the parties hereto agrees to use reasonable efforts to take or cause to be taken all actions reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

9. BREACH; REMEDIES

9.1                                 Breach by Seller.  In the event of a breach of Seller’s obligations herein, Buyer may, at Buyer’s election: (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as expressly survive termination); (ii) enforce this Agreement by suit for specific performance (including costs and expenses of suit, including reasonable attorney’s fees); or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

9.2                                 Breach by Buyer. In the event of a breach of Buyer’s obligations herein, Seller’s sole legal and equitable remedy (except for breaches related to Buyer’s indemnity and insurance obligations) shall be to terminate this Agreement and retain Buyer’s Earnest Money Deposit as AGREED LIQUIDATED DAMAGES for such breach, and upon payment in full to Seller of such Earnest Money Deposit, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except the indemnity and insurance obligations of Buyer, for which Seller, in the event of a breach thereof by Buyer, shall have available to it all remedies at law or in equity).

10. MISCELLANEOUS

10.1                           Commissions. Seller and Buyer represent to each other that neither Seller (in the case of Seller’s representation) nor Buyer (in the case of Buyer’s representation) has dealt with nor does it have any knowledge of any broker or other person who has or may have any claim against Seller, Buyer or the Shopping Center for a brokerage commission, finder’s fee or like payment arising out of or in connection with this transaction, other than Broker (which fee shall be paid by Seller pursuant to separate agreement). Buyer agrees to indemnify and hold Seller harmless from any other such claim arising by, through or under Buyer, and Seller agrees to indemnify and hold Buyer harmless from any other such claim arising by, through or under Seller.

10.2                           Notices. All notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be in writing, signed by the party or its counsel identified below, and shall be served (as an alternative to personal service) by overnight courier service or facsimile transmission (followed promptly by personal service or mailing of a hard copy), at the addresses set forth below:

As to Seller:	Regency Centers, L.P. Attention: Barry Argalas 121 West Forsyth Street, Suite 200 Jacksonville, Florida 32202 Telephone: 904/598-7464 Facsimile: 904/354-3448

With a copy to Seller’s Counsel:	Rogers Towers, P.A. Attention: William E. Scheu, Esq. And John R. Ibach, Esq. 1301 Riverplace Blvd., Suite 1500 Jacksonville, Florida 32207 Telephone: 904/398-3911 Facsimile: 904/396-0663

As to Buyer:	Inland Real Estate Acquisitions, Inc. Attention: Vice Chairman 2901 Butterfield Road Oak Brook, Illinois 60523 Telephone: 630-218-4948 Facsimile: 630-218-4935

With a copy to Buyer’s Counsel:	The Inland Real Estate Group, Inc. Attention: General Counsel 2901 Butterfield Road Oak Brook, Illinois 60523 Telephone: 630-218-8000 Facsimile: 630-219-4900 and 630-571-2360

With a copy to Escrow Agent: (if required)	Chicago Title Insurance Company Attention: Nancy Castro 171 North Clark Street Chicago, Illinois 60601 Telephone: 312-223-2709 Facsimile: 312-223-2108

As to Broker:	Staubach Retail Services Southeast, L.L.C. Attention: Thomas Statham 3400 Peachtree Road, N.E., Suite 1100 Atlanta, Georgia 30326 Telephone: Facsimile:

Any such notice or demand so secured, shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier, or by confirmation of the facsimile transmission.

10.3                           Headings.  The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

10.4                           Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and every other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.5                           Attorneys’ Fees.  In the event of any dispute, litigation or other proceeding between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereunder, the unsuccessful party to such dispute, litigation or other proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred at trial, on appeal, and in any arbitration, administrative or other proceedings, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for such costs and fees. This section shall survive the Closing or a prior termination hereof.

10.6                           Time. Time is of the essence of this Agreement, provided that if any date upon which some action, notice or response is required of any party hereunder occurs on a weekend or national holiday, such action, notice or response shall not be required until the next succeeding business day.

10.7                           Governing Law.  This Agreement shall be governed by the laws of the state in which the Property is located.

10.8                           Gender; Plural; Singular; Terms.  A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms “herein,” “hereof,” “hereunder,” and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

10.9                           Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

10.10                     Counterparts, Further Instruments, Etc. This Agreement may be executed in counterparts, and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

10.11                     No Recording.  Neither this Agreement nor any memorandum notice or short form hereof shall be recorded.

10.12                     Survival. The indemnities, representations and warranties of each of Seller and Buyer, and their respective obligations intended to be performed after the Closing, if any, shall survive for a period of six (6) months after the Closing.

10.13                     Successors and Assigns.  Buyer shall not assign its rights hereunder except to affiliated entities. An affiliated entity for purposes hereof shall include any entity which is wholly owned by a party or by a parent of a party, or any entity in which a party or a parent of a party has an equity interest and is a general or managing partner/member. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and permitted assigns of the parties. No third parties, including any brokers or creditors, shall be beneficiaries hereof or entitled to any rights or benefits hereunder.

10.14                     Entire Agreement.  This Agreement, together with the exhibits attached hereto, supercedes all prior agreements between the parties as to the Property, if any, and constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller or their respective counsel identified herein.

10.15                     Section 1031 Exchange.  Buyer acknowledges that Seller may effect a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, Buyer agrees that it will cooperate with Seller to effect a tax-free exchange in accordance with the provisions of Section 1031 of the Code and the regulations promulgated with respect thereto. Seller shall be solely responsible for any additional fees, costs or expenses incurred in connection with the like-kind exchange contemplated by this paragraph, and Buyer shall not be required to execute any document other than an assignment of the contract to a qualified intermediary and a closing statement identifying the qualified intermediary as the Seller, nor incur any debt, obligation or expense in accommodating Seller hereunder. In no event shall Seller’s ability or inability to effect a like-kind exchange, as contemplated hereby, in any way delay the Closing or relieve Seller from its obligations and liabilities under this Agreement. Seller hereby agrees to indemnify and hold harmless Buyer from any liability, losses or damages incurred by Buyer in connection with or arising out of the Section 1031 like-kind exchange, including but not limited to any tax liability.

10.16                     Buyer’s Conditions to Closing: It is a condition to Buyer’s obligation to close that as of the date of Closing: (i) all tenant improvement allowances and leasing commissions for any tenant lease shall have been fully paid and discharged (or credited to Buyer at Closing), and (ii) there shall not then exist any “Material Default” by any tenant under any lease either on the part of Seller, as landlord, or any tenant.  Material Default as used herein shall include any one or more of the following events have occurred since the Effective Date of this Agreement: (i) a tenant has ceased operation of its business; (ii) a tenant is 60 days late in payment of Base Rent; or (iii) a tenant has violated an exclusive use limitation or other restriction contained in a lease.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“SELLER”

REGENCY CENTERS, L.P., a Delaware limited partnership

By: Regency Centers Corporation, a Florida corporation
Its: General Partner

By:	/s/ Barry Argalas
Name: Barry Argalas
Its: Vice President

Date:	11-10	, 2004

Tax Identification No: 59-3191743

“BUYER”

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Jason A. Lazarus
Name:	Jason A. Lazarus
Title:	V.P.

Date:	November 9	, 2004

Tax Identification No: 36-3614035